Exhibit 99.1

CA Announces Tender Offer for $352 Million of Senior Notes

Maturing in 2009

ISLANDIA, N.Y., February 13, 2009 — CA, Inc. (NASDAQ: CA) (the “Company”) today announced that it has commenced a cash tender offer (the “Offer”) to purchase any and all of the $352 million outstanding principal amount of its 4.750 percent Senior Notes due December 1, 2009  (CUSIPs 12673PAA3, 204912AS8 and U20385AD9) (the “Notes”).

The Company will use cash on hand to repurchase and retire the debt early and expects that the action will reduce interest expense in calendar year 2009. The amount of interest expense reduction will depend on the principal amount of Notes tendered and accepted for payment in the Offer.

The complete terms and conditions of the Offer are set forth in an Offer to Purchase dated February 13, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”), both of which are being sent to holders of the Notes. Holders are urged to read such Offer documents when they become available.

The consideration payable per $1,000 principal amount of Notes tendered and accepted for payment in the Offer is $1,000. In addition, the Company will pay to holders any accrued and unpaid interest from the last interest payment date of December 1, 2008 up to, but not including, the settlement date of Wednesday, February 25, 2009 for Notes tendered and accepted for payment in the Offer.

The Offer will expire at 5 p.m., New York City time on Monday, February 23, 2009 unless extended or earlier terminated by the Company (the “Expiration Time”). The Offer is not conditioned upon any minimum principal amount of Notes being tendered. Tenders of Notes may not be withdrawn. No tenders of Notes after the Expiration Time will be valid. The Company reserves the right to terminate or withdraw the Offer at any time and from time to time, subject to applicable law. In the event of a termination or withdrawal of the Offer, Notes tendered pursuant to the Offer will be promptly returned to the tendering Holders.

This press release is neither an offer to purchase nor a solicitation to buy any of the Notes, nor is it a solicitation for acceptance of the Offer. The Company is making the Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of the Company, the dealer manager, the depositary and information agent, the indenture trustee, or their respective affiliates, make any recommendation in connection with the Offer.

J.P. Morgan Securities Inc. is the dealer manager for the Offer. MacKenzie Partners, Inc. is the information agent. The Bank of New York Mellon is the depositary.

Requests for copies of the Offer to Purchase, Letter of Transmittal and related materials should be directed to MacKenzie Partners at (toll-free) 800-322-2885. Questions regarding the tendering of Notes may be directed to The Bank of New York Mellon at 212-815-3738. Questions regarding the Offer may be directed to J.P. Morgan Securities Inc. at (toll-free) 800-245-8812.

About CA

CA (NASDAQ: CA) is the world’s leading independent IT management software company. With CA’s Enterprise IT Management (EITM) vision and expertise, organizations can more effectively govern, manage and secure IT to optimize business performance and sustain competitive advantage. For more information, visit www.ca.com.

Cautionary Statement Regarding Forward-Looking Statements

The Company has assessed and will continue to assess the impact on its business of the general economic downturn and the related impact on the financial services sector in particular. Approximately one third of the Company’s revenue comes from arrangements with financial institutions (i.e., banking, brokerage and insurance companies).

The majority of these arrangements are for the renewal of mainframe capacity and maintenance associated with transactions processed by such financial institutions. While the Company cannot predict what impact there may be on its business from further consolidation of the financial industry sector, or the impact from the economy in general on our business, to date the impact has not been material to the Company’s balance sheet, results of operations or cash flows. The vast majority of the Company’s subscription and maintenance revenue in any particular reporting period comes from contracts signed in prior periods, generally pursuant to contracts ranging in duration from three to five years.

Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) constitute “forward-looking statements” that are based upon the beliefs of, and assumptions made by, the Company’s management, as well as information currently available to management.  These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the timing of orders from customers and channel partners may cause fluctuations in some of the Company’s key financial metrics; given the global nature of the Company’s business, economic factors or political events beyond the Company’s control can affect its business in unpredictable ways; changes to the compensation of the Company’s sales organization and changes to the Company’s sales coverage model and organization could adversely affect the Company’s business, financial condition, operating results and cash flow; if the Company does not adequately manage and evolve its financial reporting and managerial systems and processes, including the successful implementation of its enterprise resource planning software, its ability to manage and grow its business may be harmed; the Company may encounter difficulty in successfully integrating acquired companies and products into its existing businesses; the Company is subject to intense competition in product and service offerings and pricing and increased competition is expected in the future; the Company’s business may suffer if it is not able to retain and attract qualified personnel, including key managerial, technical, marketing and sales personnel; failure to adapt to technological change in a timely manner could materially adversely affect the Company’s revenue and earnings; if the Company’s products do not remain compatible with ever-changing operating environments, it could lose customers and the demand for its products and services could decrease; the Company may lose access to third party operating systems or certain third party software that the Company uses in daily operations, either of which could delay product development and production; certain software the Company uses is from open source code sources, which, under certain circumstances, may lead to unintended consequences; discovery of errors in the Company’s software could materially adversely affect the Company’s revenue and earnings and subject the Company to product liability claims, which may be costly and time consuming; the Company’s credit ratings have been downgraded in the past and could be downgraded further which would require the Company to pay additional interest under its credit agreement and could adversely affect its ability to borrow; the Company has a significant amount of debt; the failure to protect the Company’s intellectual property rights and source code would weaken its competitive position; the Company may become dependent upon large transactions with customers; the Company’s sales to government customers subject it to risks, including early termination, audits, investigations, sanctions and penalties; the Company’s software products and the Company’s and customers’ data centers and IT environments may be subject to hacking or other breaches, harming the market perception of the effectiveness of the Company’s products; general economic conditions, including concerns regarding a potential global recession and credit constraints, or unfavorable economic conditions in a particular region, business or industry sector, may lead the Company’s customers to delay or forgo technology investments and could have other impacts; the market for some or all of the Company’s key product areas may not grow; the use of third party microcode could negatively affect the Company’s product development; the Company may lose access to third party operating systems, which could negatively affect the Company’s product development;  third parties could claim that the Company’s products infringe their intellectual property rights or that the Company owes royalty payments; fluctuations in foreign currencies could result in translation losses; the Company has outsourced various functions to third parties and these arrangements may not be successful; potential tax liabilities may materially adversely affect the Company’s results; and these factors and the other factors described more fully in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Copyright © 2009 CA, Inc. All Rights Reserved.  One CA Plaza, Islandia, N.Y. 11749.  All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Dan Kaferle	Carol Lu
	Public Relations	Investor Relations
	(631) 342-2111	(212) 415-6920
	daniel.kaferle@ca.com	carol.lu@ca.com